UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2021

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:
Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.01         Entry into a Material Definitive Agreement.

On February 15, 2021, we entered into a series of definitive agreements with LINICO Corporation, a Nevada corporation, or LiNiCo, pursuant to which we leased, with an option to purchase, our recycling facility at the Tahoe Reno Industrial Center, or TRIC, located in McCarran, Nevada, and acquired an approximately 11% equity interest in LiNiCo.

Industrial Lease and Option to Purchase Agreement

We have entered into an Industrial Lease Agreement with LiNiCo dated February 15, 2021 pursuant to which we have leased to LiNiCo our 136,750 square foot recycling facility at TRIC. The lease commences April 1, 2021 and expires on March 31, 2023. During the lease term, LiNiCo has the option to purchase the land and facilities at a purchase price of $14.25 million if the option is exercised and the sale is completed by October 1, 2022 and $15.25 million if the option is exercised and the sale is completed after October 1, 2022 and prior to March 31, 2023. The purchase option is subject to LiNiCo’s payment of a nonrefundable deposit of $1.25 million by October 15, 2021 and a second nonrefundable deposit of $2 million by November 22, 2022, both of which will be applied towards the purchase price. The lease agreement is a triple-net lease pursuant to which LiNiCo’s will be responsible for all fixed costs, including maintenance, utilities, insurance, and property taxes. The lease agreement provides for LiNiCo’s monthly lease payments starting at $68,000 per month and increasing to $100,640 in the last six months of the lease. The lease agreement allows us to retain the use of a portion of the facility for our ongoing research and development activities, including operation of the lab and the use of office space.

With respect to the portion of the facility that was damaged in the November 2019 fire, consisting of approximately 30,000 square feet, we our obligated to complete the clean-up of the damaged area, at our expense, by July 31, 2021 and repair all damage to the damaged area, at our expense, by November 15, 2021. With regard to the equipment on-site at TRIC, we have granted LiNiCo the right of first offer to purchase any equipment we offer for sale. The lease agreement contains customary representations, warranties and indemnities on the part of both parties.

Investment Agreement

On February 15, 2021, we entered into a Series A Preferred Stock Purchase Agreement with LiNiCo that provides for our issuance of 375,000 shares (“Aqua Shares”) of our common stock in consideration of LiNiCo’s issuance 1,500 shares of its Series A Preferred Stock, at a stated aggregate value of $1,500,000, along with a three-year warrant (“Series A Warrant”) to purchase an additional 500 shares of LiNiCo Series A Preferred Stock at an exercise price of $1,000 per share. The 1,500 shares of the Series A Preferred Stock represents approximately 11% of LiNiCo common stock on a fully diluted basis, before giving effect to our exercise of the Series A Warrant or any other outstanding warrants of LiNiCo.

The LiNiCo Series A Preferred Stock is senior to all other capital stock of LiNiCo with regard to dividends and distributions upon liquidation, dissolution and sale of the company. Each share of LiNiCo Series A Preferred Stock is entitled to one vote per share and votes with the common stock on all matters, subject to certain protective provisions that require the approval of the holders of the Series A Preferred Stock voting as a class. The Series A Preferred Stock accrues a cumulative dividend of 8% per annum on the original stated value of $1,000 per share, and all accrued and unpaid dividends on the Series A Preferred Stock must be paid in full prior to the payment of any dividends on any other shares LiNiCo capital stock. In the event of any liquidation or dissolution of LiNiCo, which would include a sale of LiNiCo, the holders of the Series A Preferred Stock shall receive the return of their stated value of $1,000 per share plus all accrued and unpaid dividends prior to any distribution to the holders of any other capital stock of LiNiCo, following which the holders of the Series A Preferred Stock shall participate in the distribution of any remaining assets with the holders of the junior stock on an as-converted basis. The Series A Preferred Stock is convertible into shares of LiNiCo common stock at our option and is automatically converted into LiNiCo common stock upon the election of the holders of a majority of the LiNiCo Series A Preferred Stock or upon a qualifying IPO of LiNiCo common stock. The Series A Preferred Stockholders are also provided with preemptive rights allowing them the right to purchase their proportional share of certain future LiNiCo equity issuances.

The Series A Preferred Stock Purchase Agreement includes customary representations, warranties, and covenants by LiNiCo and us, and an indemnity from us in favor of LiNiCo.

In the event that LiNiCo’s sale of the initial 281,250 of the Aqua Shares results in net proceeds to LiNiCo of less than $1,500,000, we will be required to pay LiNiCo the difference in cash. If the sale of the 281,250 Aqua Shares results in net proceeds to LiNiCo of more than $1,500,000, such excess proceeds shall be applied to the exercise of our Series A Warrant. The balance of the 93,750 Aqua Shares will be held by LiNiCo for six months after the closing, and if the net proceeds received by LiNiCo from the sale of the 93,750 Aqua Shares, plus the net proceeds from the sale of the initial 281,250 of the Aqua Shares (including any shortfall payment by us), is greater than $2,000,000, such excess shall be paid back to us.

In connection with the investment transactions, we also entered into an Investors Rights Agreement and a Voting Agreement, each dated February 15, 2021, pursuant to which LiNiCo granted us customary demand and piggyback registration rights, information rights and the right to nominate one person to the LiNiCo board of directors as long as we are the owner of at least 10% of the LiNiCO common stock on a fully-diluted basis.

Comstock Mining Inc., a Nevada corporation (NYSE-MKT: LODE), is the beneficial owner of approximately 50% of the common shares of LiNiCo. Our Chief Financial Officer, Judd Merrill, is a member of the board of directors of Comstock Mining.

The Aqua Shares will be issued pursuant to a shelf registration statement that we filed with the Securities and Exchange Commission, which became effective on December 2, 2019 (File No. 333-235238). A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about February 17, 2021, subject to the satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Aqua Shares is attached hereto as Exhibit 5.1.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
5.1	Opinion of Greenberg Traurig, LLP	Filed Electronically herewith
10.1	Industrial Lease Agreement dated February 15, 2021 between Aqua Metals Reno Inc. and LINICO Corporation	Filed Electronically herewith
10.2	Series A Preferred Stock Purchase Agreement dated February 15, 2021 between Aqua Metals, Inc. and LINICO Corporation	Filed Electronically herewith
10.3	Investor Rights Agreement dated February 15, 2021 between Aqua Metals, Inc. and LINICO Corporation	Filed Electronically herewith
10.4	Voting Agreement dated February 15, 2021 between Aqua Metals, Inc. and LINICO Corporation	Filed Electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed Electronically herewith
104	Cover page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: February 17, 2021	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer